TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
Exhibit 12.1
Ratios of Earnings to Fixed Charges
(in thousands, except ratios)

	Nine Months Ended
	Ended September 30,
	2010	2009

Income from continuing operations before income from equity investees (1)	$23,445	$61,042

Add:
Distributed income of unconsolidated joint ventures	568	510
Amortization of previously capitalized interest	336	351
Interest expense	30,808	29,467
Interest portion of rent expense	1,318	1,154

Earnings available for fixed charges	$56,475	$92,524

Fixed charges:
Interest expense	$30,808	$29,467
Capitalized interest and capitalized amortization of debt issue costs	1,139	87
Interest portion of rent expense	1,318	1,154
Total fixed charges	$33,265	$30,708

Ratio of earnings to fixed charges	1.7	3.0

(1) Income from continuing operations before income from equity investees and noncontrolling interest for the nine months ended September 30, 2010 includes: a $6.1 million loss on the termination of two interest rate swap agreements. Income from continuing operations before income from equity investees and noncontrolling interest for the nine months ended September 30, 2009 includes: a $10.5 million gain on early extinguishment of debt from an exchange offer of common shares for convertible debt and a $31.5 million gain on acquisition of previously held unconsolidated joint venture interest.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES

Ratios of Earnings to Combined Fixed Charges and Preferred Dividends
(in thousands, except ratios)

	Nine Months Ended
	Ended September 30,
	2010	2009

Income from continuing operations before income from equity investees (1)	$23,445	$61,042

Add:
Distributed income of unconsolidated joint ventures	568	510
Amortization of previously capitalized interest	336	351
Interest expense	30,808	29,467
Interest portion of rent expense	1,318	1,154

Earnings available for fixed charges and preferred dividends	$56,475	$92,524

Fixed charges:
Interest expense	$30,808	$29,467
Capitalized interest and capitalized amortization of debt issue costs	1,139	87
Interest portion of rent expense	1,318	1,154
Total fixed charges	$33,265	$30,708

Preferred dividends	4,219	4,219

Total fixed charges and preferred dividends	$37,484	$34,927

Ratio of earnings to fixed charges and preferred dividends	1.5	2.6

(1) Income from continuing operations before income from equity investees and noncontrolling interest for the nine months ended September 30, 2010 includes: a $6.1 million loss on the termination of two interest rate swap agreements. Income from continuing operations before income from equity investees and noncontrolling interest for the nine months ended September 30, 2009 includes: a $10.5 million gain on early extinguishment of debt from an exchange offer of common shares for convertible debt and a $31.5 million gain on acquisition of previously held unconsolidated joint venture interest.

TANGER PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

Ratios of Earnings to Fixed Charges
(in thousands, except ratios)

	Nine Months Ended
	Ended September 30,
	2010	2009

Income from continuing operations before income from equity investees (1)	$23,445	$61,042

Add:
Distributed income of unconsolidated joint ventures	568	510
Amortization of previously capitalized interest	336	351
Interest expense	30,808	29,467
Interest portion of rent expense	1,318	1,154

Earnings available for fixed charges	$56,475	$92,524

Fixed charges:
Interest expense	$30,808	$29,467
Capitalized interest and capitalized amortization of debt issue costs	1,139	87
Interest portion of rent expense	1,318	1,154
Total fixed charges	$33,265	$30,708

Ratio of earnings to fixed charges	1.7	3.0

(1) Income from continuing operations before income from equity investees and noncontrolling interest for the nine months ended September 30, 2010 includes: a $6.1 million loss on the termination of two interest rate swap agreements. Income from continuing operations before income from equity investees and noncontrolling interest for the nine months ended September 30, 2009 includes: a $10.5 million gain on early extinguishment of debt from an exchange offer of common shares for convertible debt and a $31.5 million gain on acquisition of previously held unconsolidated joint venture interest.

TANGER PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

Ratios of Earnings to Combined Fixed Charges and Preferred Distributions
(in thousands, except ratios)

	Nine Months Ended
	Ended September 30,
	2010	2009

Income from continuing operations before income from equity investees (1)	$23,445	$61,042

Add:
Distributed income of unconsolidated joint ventures	568	510
Amortization of previously capitalized interest	336	351
Interest expense	30,808	29,467
Interest portion of rent expense	1,318	1,154

Earnings available for fixed charges and preferred dividends	$56,475	$92,524

Fixed charges:
Interest expense	$30,808	$29,467
Capitalized interest and capitalized amortization of debt issue costs	1,139	87
Interest portion of rent expense	1,318	1,154
Total fixed charges	$33,265	$30,708

Preferred distributions	4,219	4,219

Total fixed charges and preferred distributions	$37,484	$34,927

Ratio of earnings to fixed charges and preferred distributions	1.5	2.6

(1) Income from continuing operations before income from equity investees and noncontrolling interest for the nine months ended September 30, 2010 includes: a $6.1 million loss on the termination of two interest rate swap agreements. Income from continuing operations before income from equity investees and noncontrolling interest for the nine months ended September 30, 2009 includes: a $10.5 million gain on early extinguishment of debt from an exchange offer of common shares for convertible debt and a $31.5 million gain on acquisition of previously held unconsolidated joint venture interest.